UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	814-00854	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

TPG Specialty Lending, Inc.’s (the “Company”) wholly-owned subsidiary TPG SL SPV, LLC (the “Subsidiary”), a Delaware limited liability company, entered into a Revolving Credit and Security Agreement (the “Facility”) on May 8, 2012 (the “Closing Date”). Parties to the agreement include TPG SL SPV, LLC, as Borrower, the lenders from time to time parties hereto (each a “Lender” and collectively the “Lenders”), Natixis, New York Branch, as Facility Agent and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent.

The Company contributed certain loans to the Subsidiary pursuant to the terms of a Master Sale and Contribution Agreement by and between the Company and the Subsidiary dated as of May 8, 2012. Proceeds from the Facility may be used for financing the acquisition of eligible assets by the Subsidiary, including the purchase of such assets from the Company.

The maximum principal amount of the Facility is $100 million, subject to availability under the borrowing base which is based on the amount of the Subsidiary’s assets from time to time, and satisfaction of certain conditions, including an asset coverage test, an asset quality test and certain concentration limits.

The Facility provides for a contribution and reinvestment period for up to 18 months after the Closing Date (the “Commitment Termination Date”). Following the Commitment Termination Date, proceeds received by the Subsidiary from principal on collateral assets will be used to make quarterly payments of principal on outstanding advances. Proceeds received by the Subsidiary from interest, dividends, or fees on collateral assets will be used to pay expenses and interest on outstanding advances, and the excess may be returned to the Company, subject to certain conditions.

The Facility will mature on May 8, 2020, and is secured by a perfected first priority security interest in the assets of the Subsidiary and on any payments received by the Subsidiary in respect of such assets. Amounts drawn under the Facility will bear interest at LIBOR plus a margin.

The Facility contains customary covenants, including certain maintenance covenants, and events of default. The Subsidiary drew $34.4 million on the Closing Date.

The foregoing description is only a summary of certain of the provisions of the Facility and is qualified in its entirety by the underlying agreement for the Facility which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2012.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC.
(Registrant)

Date: May 14, 2012	By:	/s/ Ronald Cami
Ronald Cami Vice President